CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 23, 2011, relating to the financial statements and financial highlights which appear in the October 31, 2011 Annual Reports to Shareholders of Highbridge Statistical Market Neutral Fund, Highbridge Dynamic Commodities Strategy Fund, JPMorgan Global Allocation Fund, JPMorgan Global Equity Income Fund, JPMorgan Global Natural Resources Fund, JPMorgan Global Opportunities Fund, JPMorgan Growth Long/Short Fund, JPMorgan Income Builder Fund, JPMorgan International Currency Income Fund, JPMorgan International Value SMA Fund, JPMorgan International Opportunities Plus Fund, JPMorgan International Realty Fund, JPMorgan Multi-Cap Long/Short Fund, JPMorgan Research Equity Long/Short Fund, JPMorgan Research Market Neutral Fund and JPMorgan Strategic Preservation Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 24, 2012